Exhibit 10.1

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EXECUTION VERSION

ASSET PURCHASE AND LICENSE AGREEMENT

This ASSET PURCHASE AND LICENSE AGREEMENT (this “Agreement”) is entered into as of September 2, 2016 (the “Effective Date”) by and among Unilife Corporation, a Delaware corporation (“Unilife”), Unilife Medical Solutions, Inc., a Delaware corporation and a subsidiary of Unilife (“UMS” and, together with Unilife, the “Unilife Parties”), and Biodel Inc., a Delaware corporation (“Biodel”). Each of Unilife, UMS and Biodel may be referred to herein as a “Party” and, together, as the “Parties.”

RECITALS:

WHEREAS, Unilife is the owner of the Purchased Assets (as defined below);

WHEREAS, Unilife desires to sell and assign to Biodel, and Biodel desires to have the option to purchase and assume from Unilife, all of Unilife’s rights and obligations with respect to the Purchased Assets (as defined below), subject to the discretion of Biodel and the other terms and conditions set forth herein;

WHEREAS, Unilife is the owner of the intellectual property set forth on Exhibit A attached hereto (collectively, the “Intellectual Property Assets”);

WHEREAS, Unilife desires to license the Intellectual Property Assets to Biodel, and Biodel desires to accept such license from Unilife, subject to the terms and conditions set forth herein;

WHEREAS, UMS and Biodel are parties to the Customization and Commercial Supply Agreement, dated April 8, 2013 (as amended from time to time, the “Supply Agreement”);

WHEREAS, the Parties desire to terminate the Supply Agreement, subject to the terms and conditions set forth herein;

WHEREAS, UMS and Biodel are parties to a lawsuit pending in the Connecticut Superior Court under the caption Biodel Inc. v. Unilife Medical Solutions, Inc., at docket number DBD-CV-15-6018082 (the “Existing Lawsuit”), and an arbitration filed with the American Arbitration Association under the caption Biodel Inc. v. Unilife Medical Solutions, Inc., at case number 01-15-0005-5882 (the “Arbitration”); and

WHEREAS, the Parties desire to withdraw and dismiss, with prejudice, all active proceedings in connection with the Existing Lawsuit and the Arbitration, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereto agree as follows:

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ARTICLE I

DEFINED TERMS

Section 1.01 Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

(a) “Agreement” has the meaning set forth in the Preamble.

(b) “Approved Third Party” has the meaning set forth in Section 11.02.

(c) “Arbitration” has the meaning set forth in the Recitals.

(d) “Biodel” has the meaning set forth in the Preamble.

(e) “Biodel Closing” means the “Closing,” as defined in the Amended and Restated Share Exchange Agreement dated as of July 13, 2016 by and among Biodel, Albireo Limited and the other parties listed on Schedule I thereto.

(f) “Biodel Indemnified Parties” has the meaning set forth in Section 10.02.

(g) “Claims” has the meaning set forth in Article VII.

(h) “Closing Date” means the date, if any, upon which the Purchased Assets are sold, assigned, transferred, conveyed and delivered by Unilife to Biodel pursuant to Section 2.01.

(i) “Combination Product” means a product that combines the Unilife Device with the Drug.

(j) “Confidential Information” has the meaning set forth in Section 9.03.

(k) “Drug” means a lyophilized glucagon and diluent.

(l) “Encumbrances” has the meaning set forth in Section 2.01.

(m) “Exercise Notice” means a written notice provided by Biodel to Unilife which states that Biodel desires to (i) pursuant to Section 2.01, purchase from Unilife all, but not less than all, of the Purchased Assets; and (ii) extend the License Term beyond the Term by paying the License Fee pursuant to Section 3.02.

(n) “Existing Lawsuit” has the meaning set forth in the Recitals.

(o) “Effective Date” has the meaning set forth in the Preamble.

(p) “Intellectual Property Assets” has the meaning set forth in the Recitals.

(q) “License” has the meaning set forth in Section 3.01.

(r) “License Fee” has the meaning set forth in Section 3.02.

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(s) “License Term” has the meaning set forth in Section 3.03.

(t) “Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees.

(u) “Party(ies)” has the meaning set forth in the Preamble.

(v) “Purchased Assets” means all of the assets set forth on Exhibit B attached hereto and copies of all records in Unilife’s possession that are used or useful in connection with the operation of such assets, including records relating to processes, know-how and trade secrets and application and operational software, bills of material, engineering designs and drawings, regulatory materials, assembly drawings, vendor lists, prior vendor-supplier purchase orders listing commodity price terms, schematics, component and test specifications, and manufacturing, inspection and operating procedures.

(w) “Purchase Price” has the meaning set forth in Section 2.02.

(x) “Releasees” has the meaning set forth in Article VII.

(y) “Releasors” has the meaning set forth in Article VII.

(z) “Similar Unilife Device” means a dual chamber mixing system intended for the injection of a pharmaceutical product, including the EZMix™ and AutoMix™ dual chamber mixing platforms.

(aa) “Supply Agreement” has the meaning set forth in the Recitals.

(bb) “Term” has the meaning set forth in Section 8.01.

(cc) “Territory” means the entire world.

(dd) “Therapeutic Area” means the use of Drug for the treatment of hypoglycemia.

(ee) “UMS” has the meaning set forth in the Preamble.

(ff) “Unilife” has the meaning set forth in the Preamble.

(gg) “Unilife Device” means the dual chamber mixing device last delivered by Unilife to Biodel.

(hh) “Unilife Indemnified Parties” has the meaning set forth in Section 10.04.

(ii) “Unilife Parties” has the meaning set forth in the Preamble.

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ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale of Purchased Assets. In the event that, during the Term, Biodel provides to Unilife an Exercise Notice stating Biodel’s intent to purchase the Purchased Assets, then, within five (5) calendar days after Unilife’s receipt of the Exercise Notice (or such other time period identified by Biodel in writing, not to exceed 15 calendar days), Unilife shall sell, assign, transfer, convey and deliver to Biodel, and Biodel shall purchase from Unilife, all of Unilife’s right, title and interest in and to the Purchased Assets, free and clear of any liabilities, liens and encumbrances (“Encumbrances”). On the Closing Date, each of Unilife and Biodel shall execute and deliver to the other the Bill of Sale attached hereto as Schedule I. For clarity, if Biodel does not provide an Exercise Notice to Unilife during the Term stating Biodel’s intent to purchase the Purchased Assets, (i) Biodel shall have no obligation whatsoever to purchase the Purchased Assets or to pay the Purchase Price (or any other amount in respect of the Purchased Assets) to Unilife, (ii) the Purchase Price shall not be or become due or payable to Unilife and (iii) there shall be no Closing Date.

Section 2.02 Purchase Price. In consideration of the Purchased Assets, on the Closing Date, Biodel shall pay to Unilife $1,500,000 (the “Purchase Price”) by wire transfer of immediately available funds to such account(s) as shall be specified by Unilife to Biodel in writing.

Section 2.03 No Further Unilife Liabilities. Upon transferring title and delivering the Purchased Assets to Biodel, Unilife shall have no further liabilities, responsibilities, or obligations whatsoever arising out of or relating to the Purchased Assets.

ARTICLE III

LICENSE

Section 3.01 License of Intellectual Property Assets. The Unilife Parties hereby grant to Biodel an exclusive (even as to the Unilife Parties), revocable only as provided in Section 3.03 herein, worldwide, sub-licensable license, under the Intellectual Property Assets, to the extent necessary or useful to develop, modify, improve, make, use, import, sell, offer for sale, and market a Combination Product in the Therapeutic Area in the Territory for the entire License Term (“License”). Such License includes all background intellectual property, patents, know-how, and technology, including transfer of existing supplier and third party agreements, necessary or useful to commercialize the Unilife Device. Any modifications, improvements, or developments to the Unilife Device or Combination Product made by or on behalf of Biodel shall be owned by Biodel and Biodel shall be entitled to pursue intellectual property protection for the same at its own cost, whether in the United States or abroad. The Unilife Parties further hereby agree that they shall not develop, manufacture, use, import, sell, offer for sale, or market a Similar Unilife Device for any Third Party to use in the Therapeutic Area within the Territory during the License Term.

Section 3.02 License Fee. In the event that, during the Term, Biodel provides to Unilife an Exercise Notice stating Biodel’s intent to extend the License Term beyond the Term, Biodel shall pay to Unilife the license fee as set forth in this Section 3.02 (“License Fee”). For

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the avoidance of doubt, the License Fee is separate from, and in addition to, the Purchase Price potentially payable pursuant to Section 2.02. The total amount of the License Fee shall be equivalent to the aggregate prosecution and maintenance costs actually incurred by the Unilife Parties during the License Term in prosecuting and maintaining the Intellectual Property Assets of Biodel’s choosing, as communicated by Biodel in writing to Unilife from time to time. Biodel acknowledges and agrees that the Unilife Parties shall have no obligation to maintain or prosecute any Intellectual Property Assets that are not selected by Biodel to be subject to the License Fee. The aggregate License Fee for all of the Intellectual Property Assets is estimated to be approximately $1,500,000 through the expiration of the respective Intellectual Property Assets. Upon receipt of such Exercise Notice, Biodel and the Unilife Parties shall negotiate in good faith a pre-payment of the License Fee intended to cover the first twelve (12) months of prosecution and maintenance costs for the Intellectual Property Assets initially selected by Biodel, and Biodel shall pay such License Fee no later than the fifth (5th) business day following the date on which such amount is agreed to by the parties. Ninety (90) days prior to the last day of each consecutive twelve (12) month period thereafter, Unilife shall provide to Biodel: (i) an invoice for the prior year’s (or, if applicable, the prorated portion of the prior year ending on the last day of the License Term) License Fee, payable by the anniversary of the initial License Fee payment (i.e., net ninety (90) days), and (ii) a notice containing the estimate of the License Fee for the following twelve (12) months. On reasonable notice and during regular business hours, Biodel shall have the right to inspect the books of accounts, records and other relevant documentation of Unilife in order to ascertain or verify the amount of license fees due to Unilife hereunder, and the accuracy of the information provided by Unilife in the annual invoices and notices for prosecution and maintenance costs. All License Fee payments shall be made by wire transfer of immediately available funds to such account(s) as shall be specified by Unilife to Biodel in writing. For clarity, if Biodel does not provide an Exercise Notice to Unilife during the Term stating Biodel’s intent to extend the License Term beyond the Term, (i) Biodel shall have no obligation whatsoever to license any Intellectual Property Assets or to pay any License Fee (or any other amount in respect of the Intellectual Property Assets) to Unilife and (ii) no License Fee shall at any time be or become due or payable to Unilife.

Section 3.03 License Term. The License granted in Section 3.01 shall become effective as of the Effective Date and shall survive until the earlier of:

(a) expiration of the last Intellectual Property Asset to expire;

(b) the fifteenth (15th) calendar day following written notice of termination of the License from Biodel, which may be exercised in Biodel’s sole discretion;

(c) termination by the mutual written consent of the Parties;

(d) termination by Biodel, on one hand, or the Unilife Parties, on the other hand, upon a material breach of this Agreement by the other with written notice of such material breach from the non-breaching Party or Parties to the breaching Party or Parties; and

(e) the expiration of the Term in the event that Biodel has not provided an Exercise Notice stating Biodel’s intent to extend the term of the License beyond the Term.

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The duration that such License is maintained is referred to herein as the “License Term.”

Section 3.04 Option to Purchase the Intellectual Property Assets. Upon written request from Biodel, Biodel and the Unilife Parties shall negotiate in good faith a transfer price for the full assignment and transfer of all of Unilife’s right, title and interest in the Intellectual Property Assets, free and clear of any Encumbrances; provided, that, Unilife’s existing agreements and obligations can be amended or waived to permit such assignment and transfer. Neither Party is obligated to agree on any transfer price for the assignment and transfer of the Intellectual Property Assets. In the event that a transfer price is agreed-upon and paid by Biodel to Unilife, the transacted transfer price shall obviate and be in lieu of the annual License Fee defined in Section 3.02 herein.

Section 3.05 Patent Prosecution and Step-In Prior to Abandonment. The Unilife Parties will be primarily responsible for preparing, filing, prosecuting, and maintaining all patent rights with respect to Intellectual Property Assets and, in each case, conducting any interferences, derivation proceedings, post grant proceedings, and oppositions or similar proceedings relating to such patent rights. In the event that the Unilife Parties: (A) declines to file, prosecute or maintain any Intellectual Property Asset; or (B) elects to allow any such Intellectual Property Asset to lapse in any country, or elects to abandon any Intellectual Property Asset before all reasonable appeals within the respective patent office have been exhausted, then: (i) the Unilife Parties will promptly provide Biodel with reasonable notice of such decision so as to permit Biodel to decide whether to file, prosecute, or maintain such Intellectual Property Asset and to take any necessary action in connection therewith; (ii) Biodel, at Biodel’s expense, may assume control of the filing, prosecution, maintenance, defense or enforcement of such Intellectual Property Asset; (iii) Biodel shall have the right, at its expense, to transfer the responsibility for such filing, prosecution, maintenance, defense and enforcement of such Intellectual Property Asset to patent counsel (outside or internal); and (iv) the Unilife Parties shall, at Biodel’s request, provide reasonable assistance and cooperation in the filing, prosecution, maintenance, defense and enforcement of such Intellectual Property Asset.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF UNILIFE

Each of the Unilife Parties represents and warrants to Biodel that the statements contained in this Article IV are true and correct as of the Effective Date and, as to Section 4.03, will be true and correct as of the date the Exercise Notice is given by Biodel and as of the Closing Date, in each case if any.

Section 4.01 Organization and Authority of Unilife; Enforceability. Each of the Unilife Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Unilife Parties has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Unilife Parties of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of the Unilife Parties. This Agreement and the documents to be delivered hereunder have been duly executed and delivered

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by each of the Unilife Parties, and (assuming due authorization, execution and delivery by Biodel) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of each of the Unilife Parties, enforceable against each of the Unilife Parties in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by each of the Unilife Parties of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of either of the Unilife Parties; or (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Unilife Parties or the Purchased Assets; or (iii) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by the Unilife Parties from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by the Unilife Parties of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Title to Purchased Assets and Intellectual Property Assets. Unilife owns and has good title to the Purchased Assets and the Intellectual Property Assets, free and clear of Encumbrances. Unilife hereby represents and warrants that, to its knowledge, as of the Effective Date, the Unilife Device does not infringe the intellectual property rights of a third party.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Unilife Parties.

Section 4.05 No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV, none of the Unilife Parties or any other person or entity has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Unilife Parties, including any representation or warranty (i) of merchantability; (ii) of fitness for a particular purpose; (iii) as to the Purchased Assets and the Intellectual Property Assets, including as to the accuracy or completeness of any information regarding the Purchased Assets or Intellectual Property Assets furnished or made available to Biodel and its representatives; or (iv) arising from statute or otherwise in law.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BIODEL

Biodel represents and warrants to the Unilife Parties that the statements contained in this Article V are true and correct as of the Effective Date.

Section 5.01 Organization and Authority of Biodel; Enforceability. Biodel is a corporation duly organized, validly existing and in good standing under the laws of the State of

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Delaware. Biodel has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Biodel of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Biodel. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Biodel, and (assuming due authorization, execution and delivery by the Unilife Parties) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Biodel enforceable against Biodel in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Biodel of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Biodel; or (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Biodel. No consent, approval, waiver or authorization is required to be obtained by Biodel from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Biodel of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.03 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Biodel.

ARTICLE VI

TERMINATION OF SUPPLY AGREEMENT

Notwithstanding anything to the contrary in the Supply Agreement, including Section 10.5 (Residual Obligations) thereof, effective as of the Effective Date, (i) the Supply Agreement shall terminate in its entirety and shall be of no further force or effect, and (ii) neither the Unilife Parties nor Biodel shall have any further rights and obligations whatsoever under the Supply Agreement.

ARTICLE VII

MUTUAL RELEASE

In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, effective upon the Effective Date, each of Biodel, on one hand, and the Unilife Parties, on the other hand, on behalf of themselves and their respective present and former parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, successors, and assigns (collectively, “Releasors”), hereby fully, completely, absolutely and unconditionally waives, releases, discharges and holds harmless the other and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers,

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directors, shareholders, members, agents, representatives, successors, and permitted assigns (collectively, “Releasees”), from any and all causes of action, rights, obligations, damages, losses, liabilities, demands, debts, contracts, agreements, actions, and claims of any kind or nature whatsoever, at law and in equity, regardless of whether known or unknown, foreseen or unforeseen, suspected or unsuspected, vested or contingent, accrued or unaccrued (collectively, “Claims”), including all Claims in any way arising out of or relating to the Supply Agreement or any other agreement between the Parties in existence as of the Effective Date, the Existing Lawsuit, or the Arbitration; provided, however that the waivers and releases in this Article VII shall not include any Claims that seek to enforce, or relief for a breach of, any terms of this Agreement. Each Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the Claims released in this Article VII, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Releasor’s decision to enter into this Agreement and grant the release contained in this Article VII. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in this Article VII, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

ARTICLE VIII

TERM; TERMINATION

Section 8.01 Term. Subject to earlier termination pursuant to Section 8.02, this Agreement shall become effective as of the Effective Date and shall survive for a period of six (6) months following the Effective Date (the “Term”); provided, however, that the Term may be extended upon mutual written agreement by the Parties.

Section 8.02 Termination. This Agreement may be terminated at any time prior to the expiration of the Term:

(a) by the mutual written consent of the Parties; and

(b) by Biodel, on one hand, or the Unilife Parties, on the other hand, upon a material breach of this Agreement by the other with written notice of such material breach from the non-breaching Party or Parties to the breaching Party or Parties.

Section 8.03 Effect of Termination and Expiration. In the event of termination or expiration of this Agreement, there shall be no obligations or liability on the part of any Party; provided, however, that (i) the termination or expiration of this Agreement shall not relieve a Party from liability pursuant to Section 10.02 or Section 10.04, as applicable, subject to Section 10.06 and the other limitations set forth in Article X; (ii) the termination or expiration of this Agreement shall not relieve Biodel of any payment obligation with respect to audits conducted prior to such termination or expiration pursuant to Section 9.05(b), if any; and (iii) this Section 8.03, Section 9.03, Section 9.04, Section 9.08, Article III (if applicable, through the expiration of the License Term), Article VI, Article VII, Article X and Article XI shall survive any expiration

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or termination of this Agreement. For clarity, if Biodel provides Unilife the Exercise Notice, the License (and all terms and conditions applicable to the License and Intellectual Property Assets) shall continue in full force and effect for the extended License Term.

ARTICLE IX

COVENANTS

Section 9.01 Dismissal of the Existing Lawsuit. As promptly as practicable following the Effective Date, but in any event within three business days thereafter, (i) Biodel shall take all necessary and prudent steps to withdraw with prejudice the Existing Lawsuit, and (ii) the Parties shall take all necessary and prudent steps to dismiss the Arbitration with prejudice. The Parties shall take all necessary and prudent steps to assist in such dismissals.

Section 9.02 Storage and Maintenance of Purchased Assets. During the Term, Unilife shall (i) store and maintain, for the benefit of Biodel, free of charge, the Purchased Assets in good repair at Unilife’s facilities (or a mutually acceptable third party facility), (ii) prosecute and maintain the Intellectual Property Assets in a manner substantially consistent with Unilife’s past practices, and (iii) not subject any of the Purchased Assets or Intellectual Property Assets to any Encumbrance.

Section 9.03 Confidentiality. Subject to the terms and conditions of Section 9.04, each Party acknowledges the confidential nature of the terms and conditions of this Agreement (collectively, the “Confidential Information”) and agrees that it shall not (i) disclose any of such Confidential Information to any person or entity, except to such Party’s affiliates, employees, advisors and other representatives who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement, or (ii) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement. Each Party shall be responsible for any breach of this Section 9.03 caused by any of its affiliates, employees, advisors, or other representatives. Notwithstanding the foregoing, if any Confidential Information is permissibly disclosed pursuant to Section 9.04, such information will no longer be deemed “Confidential Information” for the purposes of this Section 9.03.

Section 9.04 Publicity and Announcements. No Party shall (orally or in writing) publicly disclose or issue any press release or make any other public statement, or otherwise communicate with the media, concerning the existence of this Agreement or the subject matter hereof, without the prior written approval of Biodel, in the case of the Unilife Parties, and Unilife, in the case of Biodel (which shall not be unreasonably withheld or delayed), except to the extent that such Party (based upon the reasonable advice of counsel) is required to make any public disclosure or filing with respect to the subject matter of this Agreement by applicable law, pursuant to any rules or regulations of any securities exchange of which the securities of such Party are listed or traded, or in connection with enforcing its rights under this Agreement, in each case, subject to providing Biodel, in the case of the Unilife Parties, and Unilife, in the case of Biodel with reasonable opportunity to comment on such proposed disclosure and considering any such comments in good faith. Notwithstanding anything herein to the contrary, to the extent information concerning the existence of this Agreement or the subject matter hereof has been publicly disclosed as permitted hereunder, each of Biodel and Unilife may subsequently disclose the same information without the consent of the other.

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Section 9.05 Data Room; Audits of Purchased Assets.

(a) During the Term, Unilife shall establish, maintain and make accessible, free of charge, an electronic data room to be accessed from time to time by Biodel. The contents of the electronic data room shall be of a nature to permit Biodel to determine with a reasonable degree of accuracy: (i) the scope of development work required to establish commercial manufacturing of the Unilife Device; (ii) the timelines and costs associated with such development work; (iii) the stage of such development work; and (iv) the unit pricing for the commercial manufacture of the Unilife Device.

(b) During the Term, at Biodel’s election, Unilife shall permit and facilitate, at times mutually agreeable to the Parties, up to two (2) separate on-site diligence audits of the Purchased Assets by Biodel or third parties interested in becoming an Approved Third Party, which audits shall include: (i) access to Unilife’s facilities that are reasonably necessary for the audit, (ii) preparation for the audit by Unilife employees (5-6 employees) for five (5) business days in advance of the scheduled audit, and (iii) reasonable cooperation with respect to the audit by Unilife employees (5-6 employees) for two (2) business days. Biodel shall pay to Unilife based on a project scope for each audit that it conducts on a time-and-material basis as provided for services under Section 9.06 herein, provided that such amount shall not exceed $40,000. Such payments shall be made prior to the commencement of any such audit. Unilife shall facilitate and coordinate, to the extent desired by Biodel and to the extent practical given its then-existing relationships, diligence to be conducted with third party suppliers and manufacturers (including Emergent BioSolutions, Inc.) engaged by Unilife in the supply of the fully filled/finished Unilife Device, at a cost of $3,200 per day for two (2) Unilife project leaders to coordinate and participate in all audits (plus reasonable travel expenses). Such services shall include scheduling and coordinating with third party suppliers an audit of the relevant aspects of the manufacturing, assembling, and/or processing of the Unilife Device handled by such third party suppliers. All amounts payable pursuant to this Section 9.05(b) shall be paid from Biodel to Unilife by wire transfer of immediately available funds to such account(s) as shall be specified by Unilife. For clarity, in no event shall Biodel have any payment obligation under this Section 9.05 unless (and only to the extent that) Biodel shall have elected for it or a third party interested in becoming an Approved Third Party to conduct an on-site diligence audit of the Purchased Assets.

(c) As a condition for gaining access to the electronic data room or performing the on-site diligence audits described in this Section 9.05, Unilife may, in its sole discretion, require any person or entity gaining such access or conducting such audits to execute a confidentiality agreement in a form reasonably acceptable to Unilife.

Section 9.06 Consulting Services. During the Term, Unilife shall provide to Biodel the ability to jointly scope consulting projects and deliverables desired for the sale of the Purchased Assets and the License contemplated herein. Such scope documents may include consulting services on a time-and-material basis at the following rates: $235 per hour of time spent by Molly Miller (or equivalent General Manager), $175 per hour for all other Unilife time

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spent. Such services shall be agreed upon in writing in advance by the Parties. All amounts payable pursuant to this Section 9.06 shall be paid from Biodel to Unilife by wire transfer of immediately available funds to such account(s) as shall be specified by Unilife to Biodel in writing. For clarity, in no event shall Biodel have any payment obligation under this Section 9.06 unless (and only to the extent that) Biodel shall have requested and received consulting services under this Section 9.06.

Section 9.07 Further Assurances. Following the Effective Date, each of the Parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

Section 9.08 Covenant not to Sue. Following the Effective Date, neither Biodel, on one hand, nor any of the Unilife Parties, on the other hand, shall commence or institute any legal actions or assert any other Claim, including any litigation, arbitration or any other legal proceedings of any kind whatsoever, in law or equity, that are released pursuant to Article VII; provided, however, that this Section 9.08 shall not apply to any legal action or other Claim that seeks to enforce, or relief for a breach of, any term of this Agreement.

ARTICLE X

INDEMNIFICATION

Section 10.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Effective Date and shall remain in full force and effect until the date that is the second anniversary of the Effective Date. Notwithstanding the foregoing, any Claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period.

Section 10.02 Indemnification By Unilife. Subject to the other terms and conditions of this Article X, Unilife shall indemnify Biodel and its affiliates, directors, managers, officers, employees, stockholders, successors and assigns (the “Biodel Indemnified Parties”) against, and shall hold the Biodel Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Biodel Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Unilife contained in this Agreement; or

(b) any material breach or material non-fulfillment of any covenant, agreement or obligation to be performed by the Unilife Parties pursuant to this Agreement.

Section 10.03 Limitation on Unilife Indemnification Liability. Notwithstanding anything to the contrary in this Agreement, the aggregate amount of all Losses for which Unilife shall be liable to the Biodel Indemnified Parties pursuant to Section 10.02 shall not exceed the amount of the Purchase Price actually received by Unilife, if any.

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Section 10.04 Indemnification By Biodel. Subject to the other terms and conditions of this Article X, Biodel shall indemnify the Unilife Parties and their respective affiliates, directors, managers, officers, employees, stockholders, successors and assigns (the “Unilife Indemnified Parties”) against, and shall hold the Unilife Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Unilife Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Biodel contained in this Agreement; or

(b) or any material breach or material non-fulfillment of any covenant, agreement or obligation to be performed by Biodel pursuant to Article V, Article VI, Article VII, Article IX, Article X, or Article XI.

Section 10.05 Limitation on Biodel Indemnification Liability. Notwithstanding anything to the contrary in this Agreement, the aggregate amount of all Losses for which Biodel shall be liable to the Unilife Indemnified Parties pursuant to Section 10.04 shall not exceed the amount of the Purchase Price due and payable to Unilife, if any.

Section 10.06 Exclusive Remedies; Limitation of Liability. Subject to Section 11.11, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all Claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article X; provided the foregoing is not intended to limit the effect of Article VII. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under law, any and all Claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against any other Party or its affiliates and each of their respective representatives arising under or based upon any law, except pursuant to the indemnification provisions set forth in this Article X. Nothing in this Section 10.06 shall limit any Party’s right to seek and obtain any equitable relief to which any Party shall be entitled pursuant to Section 11.11. EXCEPT TO THE EXTENT RELATED TO A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS PURSUANT TO SECTION 9.03 OR SECTION 9.04 (BUT SUBJECT TO THE OTHER SECTIONS OF THIS ARTICLE X), NO PARTY NOR ITS AFFILIATES, EMPLOYEES, ADVISORS OR OTHER REPRESENTATIVES SHALL BE LIABLE FOR ANY PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER UNDER ANY CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Expenses. Each Party shall pay its own costs and expenses in connection with the Existing Lawsuit, the Arbitration, the drafting, negotiation and execution of this

SUBJECT TO FRE 408 AND STATE EQUIVALENTS CONFIDENTIAL

Agreement and in connection with the transactions contemplated hereby (including the fees and expenses of its advisors, accounts and legal counsel). Upon Unilife’s receipt of the Exercise Notice and no later than the Closing Date, Biodel shall be solely responsible for all costs and expenses associated with the packaging and shipping of the Purchased Assets to a facility or the facilities designated in writing to Unilife prior to the Closing Date and Biodel shall promptly reimburse Unilife for any costs and expenses reasonably incurred by Unilife in connection with such shipping and packaging.

Section 11.02 Assignment; Successors. No Party hereto may sell or assign this Agreement or any rights hereunder, either voluntarily or by operation of law, nor delegate any of such Party’s duties or obligations hereunder, without the prior written consent of Biodel, in the case of a Unilife Party, and Unilife, in the case of Biodel (which consent shall not be unreasonably withheld or delayed); provided, however, that either Party may assign this Agreement, and its rights and obligations hereunder, without any other Party’s consent, if such assignment is made with prior notice to such other Party and then only to the extent made in connection with the transfer or sale of all, or substantially all, of the business of that Party of the type to which this Agreement relates. Additionally, Biodel shall be permitted to sell or assign its rights or obligations hereunder (solely in the entirety) to a third party that is agreed upon in writing in advance by the Parties (which agreement shall not be unreasonably withheld, conditioned or delayed by Unilife) (each an “Approved Third Party”); provided that such transfer by Biodel to an Approved Third Party must be an assignment or sale of all of Biodel’s rights and obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 11.03 Reserved.

Section 11.04 Interpretation. For purposes of this Agreement: (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; and (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.05 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder, including the Exercise Notice, shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a .PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.05):

SUBJECT TO FRE 408 AND STATE EQUIVALENTS CONFIDENTIAL

If to the Unilife Parties:	Unilife Corporation 250 Cross Farm Lane York, Pennsylvania 17406 Facsimile: (717) 384-3402 E-mail: legal@unilife.com Attention: General Counsel

with a copy to (which shall not constitute notice):	Duane Morris LLP 30 South 17th Street Philadelphia, Pennsylvania 19103 Facsimile: (215) 827-5548 E-mail: rasilfen@duanemorris.com Attention: Richard Silfen, Esq.

If to Biodel (prior to the Biodel Closing):	Biodel Inc. 100 Saw Mill Road Danbury, Connecticut 06810 E-mail: pbavier@biodel.com Attention: General Counsel’s Office

with a copy to (which shall not constitute notice):	Michael Grundei Wiggin & Dana E-mail: mgrundei@wiggin.com

If to Biodel (after the Biodel Closing):	Biodel Inc. 50 Milk Street, 16th Floor Boston, Massachusetts 02109 E-mail: pete.zorn@albireopharma.com Attention: General Counsel

Section 11.06 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.07 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.08 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 11.09 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 11.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 11.12 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN DELAWARE OR THE COURTS OF THE STATE OF DELAWARE AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.12(c).

Section 11.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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SUBJECT TO FRE 408 AND STATE EQUIVALENTS CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase and License Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNILIFE CORPORATION

By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer

UNILIFE MEDICAL SOLUTIONS, INC.

By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer

BIODEL INC.

By:	/s/ Paul S. Bavier
Name: Paul S. Bavier
Title: Interim President and General Counsel

(Signature Page to Biodel/Unilife Asset Purchase Agreement)

SUBJECT TO FRE 408 AND STATE EQUIVALENTS CONFIDENTIAL

Exhibit A

Intellectual Property Assets

“Intellectual Property Assets” comprises the below listed patents and patent applications (and any patents issuing from those applications anywhere in the world), together with any regulatory extensions (including patent term extensions and supplementary protection certifications), reissues, continuations, continuations-in-part, and divisionals deriving from the below listed patents and patent applications. For purposes of Sections 3.01 and 3.04, the Intellectual Property Assets shall also include all know-how, technology, and existing supplier or third party agreements, necessary or useful to commercialize the Unilife Device.

Title of Patent	Country	Patent Number or Serial Number	Filing Date	Pre-Grant Publication Number	Status	Anticipated Expiration Date
DUAL-CHAMBER MIXING DEVICE FOR A SYRINGE	US Provisional Patent Application	US 61/515,554	05.08.2011		Expired
	International Patent Application	PCT/AU2012/000925	03.08.2012	WO201320170	Expired
	USA	PATENT 9,205,194	03.08.2012	US2013035664	GRANTED	Patent Valid to 3 August 2032
	USA – Continuation	14/920,069	03.08.2012		Pending
	Australia	2012292953	03.08.2012		Pending
	Canada	2842077	03.08.2012		Pending
	China	201280037704.5	03.08.2012		Pending
	Hong Kong	14106599.6	03.08.2012		Pending
	Europe	12821852.6	03.08.2012	1193057A	Pending
	India	75/KOLNP/2014	03.08.2012		Pending
	Japan	2014-523148	03.08.2012		Pending
	Brazil	1120140028028	03.08.2012	2014-521448	Pending
	Israel	230485	03.08.2012		Pending
	Taiwan	101128060	03.08.2012		Pending

AUTOMATIC RECONSTITUTION FOR DUAL CHAMBER SYRINGE	US Provisional Patent Application	US 61/530,765	02.09.2011		Expired
	International Patent Application	PCT/AU2012/001029	31.08.2011	WO 2013/029113	Expired
	USA	13/599,013	30.08.2011	US2013060232	Pending
	Australia	2012304198	30.08.2011		Accepted
	Canada	2843477	30.08.2011		Pending
	China	201280042281.6	30.08.2011		Pending
	Europe	12828415.5	30.08.2011		Pending
	India	243/KOLNP/2014	30.08.2011		Pending
	Japan	2014-527436	30.08.2011		Pending
	Brazil	1120140050708	30.08.2011		Pending
	Israel	230785	30.08.2011		Pending
	Taiwan	101131792	31.08.2012	201315498	Pending

ACTUATION MECHANISMS FOR DUAL CHAMBER MIXING SYRINGES	US Provisional Patent Application	US 61/831,017	04.06.2013		Expired
	International Patent Application	PCT/US2014/040917	04.06.2014	WO 2014/197602	Expired
	USA	US 14/296,194	04.06.2014	US20140358091	Pending
	Australia	2014274972	04.06.2014		Pending
	Brazil	BR 11 2015 030329-3	04.06.2014		Pending
	Canada	2914028	04.06.2014		Pending
	China	201480032107.2	04.06.2014		Pending
	Europe	14734684.5	04.06.2014		Pending
	Israel	242786	04.06.2014		Pending
	India	8043/CHENP/2015	04.06.2014		Pending
	Japan	Not yet received	04.06.2014		Pending

A-1

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Exhibit B

Purchased Assets

Asset No.	Asset description
20376	PennTech Washing System
20398	EZMix manual assembly
20472	Distal seal 84 cavity mold and die
20473	Distal seal generic frame
20476	Proximal seal 84 cavity mold and die
20500	Denso 4-axis SCARA robot
20502	Barrel Cap tooling
20503	Barrel Extension Tooling
20538	EM030018 Single Cavity Class 104 tooling
20539	EM030022 Single Cavity Class 104 tooling
20540	EM030022 Single Cavity Class 104 tooling
20559	Coherent J-3-9.4 Laser System w/Shutter
20583	Coherent - PowerMax-Pro 150 HD Sensor and Meter
20584	Venturi Air Furnace
20589	Glass Low Temp Sens Vari Focus
60383	AB 9324-RLD300ENE RSLOGIX5000
20522	EM030016 C2 Plunger Tooling
20521	EM030015 C1 Plunger Tooling
20520	EM030013 Lockout Cap Tooling
20519	EM030012 Housing Tooling
20518	EM030011 Release Collar Tooling
20517	EM030010 Knob Tooling
20516	EM030009 Proximal Cover Tooling
20515	EM030008 Distal Cover Tool
20508	C1 Stoppering Unit
60383	C2 Stoppering Unit
20464	C1 Barrier Placement Unit
20500	C2 Barrier Placement Unit

B-1

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Schedule I

Bill of Sale

See attached.

SUBJECT TO FRE 408 AND STATE EQUIVALENTS CONFIDENTIAL

SCHEDULE I

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made and entered into as of [            ], by and among Unilife Corporation, a Delaware corporation (“Unilife”), Unilife Medical Solutions, Inc., a Delaware corporation and a subsidiary of Unilife (“UMS” and, together with Unilife, the “Unilife Parties”), and Biodel Inc., a Delaware corporation (“Biodel”). Each of Unilife, UMS and Biodel may be referred to herein as a “Party” and, together, as the “Parties.”

RECITALS

WHEREAS, Biodel and the Unilife Parties have entered into that certain Asset Purchase and License Agreement, dated as of September 2, 2016 (the “Option Agreement”), pursuant to which, among other things, the Unilife Parties have agreed to sell and assign to Biodel, and Biodel has agreed to purchase and assume from the Unilife Parties, the Purchased Assets (as defined in the Option Agreement), subject to the terms and conditions set forth in the Option Agreement; and

WHEREAS, the execution and delivery of this Bill of Sale is required pursuant to the terms and conditions of the Option Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Sale and Transfer of Purchased Assets. Effective immediately, the Unilife Parties hereby irrevocably sells, conveys, assigns, transfers and delivers to Biodel, and Biodel hereby assumes from the Unilife Parties, all of the Unilife Parties’ rights, title and interest in and to the Purchased Assets.

2. Successors and Assigns; Third Party Beneficiaries. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, this Bill of Sale is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Bill of Sale.

3. Governing Law. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

4. No Effect on Option Agreement. Nothing contained in this Bill of Sale shall supersede, modify, limit, eliminate or otherwise affect any of the representations and warranties, covenants, agreements or indemnities set forth in the Option Agreement. In the event of any inconsistency or conflict between the terms of the Option Agreement and the terms of this Bill of Sale, the terms of the Option Agreement shall prevail.

5. Headings. The headings in this Bill of Sale are for reference only and shall not affect the interpretation of this Bill of Sale.

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6. Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Bill of Sale delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

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IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the date first written above.

UNILIFE PARTIES:

Unilife Corporation

By
Name:
Title:

Unilife Medical Solutions, Inc.

By
Name:
Title:

BIODEL:

Biodel Inc.

By
Name:
Title:

SI-4